UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 14, 2006

DPAC Technologies Corp.

(Exact Name of Registrant as Specified in Its Charter)

California	0-14843	33-0033759
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5675 Hudson Industrial Parkway, Hudson, Ohio	16056
(Address of Principal Executive Offices)	(Zip Code)

(800) 553-1170

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2006, the Board of Directors of DPAC Technologies Corp. (the “Company”), approved new annual option grants, quarterly retainers and per diem stipends payable to the Company’s non-employee directors. Under the new arrangement, which is effective as of March 14, 2006, each non-employee director will receive an annual stock option to purchase up to 50,000 shares of the Company’s Common Stock at the fair market value of such shares at the time of such grant. Non-employee directors will also receive $2,000 quarterly in a cash retainer and a $1,500 per meeting attendance fee. The chair of the Audit Committee will receive an additional $1,000 quarterly cash retainer and the chair of the Compensation Committee will receive an additional $500 quarterly cash retainer. In addition, members of the Audit and Compensation Committees with receive a $500 per committee meeting attendance fee. A written description of the arrangement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1    Description of Director Compensation adopted March 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DPAC TECHNOLOGIES CORP.
(Registrant)

Date: March 20, 2006	By:	/s/ STEVEN D. RUNKEL
Steven D. Runkel
Chief Executive Officer and President